EXHIBIT 99.1
LIMCO-PIEDMONT INC.
Corporate Contact:
Carla Covey
Chief Financial Officer
Limco-Piedmont Inc.
918-445-4300
LIMCO-PIEDMONT INC. ANNOUNCES NEW CHIEF EXECUTIVE OFFICERS
Tulsa, Oklahoma, October 7, 2008 — Limco-Piedmont Inc. (NASDAQ: LIMC) today announced that Robert (Bob) Koch and Ehud Netivi have been named Co-Chief Executive Officers effective October 2, 2008. Mr. Koch was previously the President of Limco-Airepair, Inc. and Mr. Netivi was previously the President of Piedmont Aviation Component Services, Inc., subsidiaries of Limco-Piedmont, Inc. They succeed Shaul Menachem who has stepped down as a Director and CEO of the company, but will remain an employee of the company through December 31, 2008. Dr. Shmuel Fledel, the CEO of the company’s parent, TAT Technologies Ltd., was also elected Chairman of Limco-Piedmont, Inc. and will assume an active role in the company’s business.
Both individuals have strong aerospace backgrounds. Koch was employed for almost 20 years by the Lori Heat Transfer operations of Honeywell Aerospace. He joined Nordam Group Inc. in January 2005 and most recently served as Senior Director of Support Services, located in Tulsa, OK. Netivi has over 30 years experience in the aerospace industry, serving in various managerial roles with Israel Aircraft Industries. Mr. Netivi served as Production Manager, Business Development and Marketing Director, and General Manager of several IAI subsidiaries. Most recently, Mr. Netivi served as Business Development and Marketing Director of IAI International, located in St. Louis, Missouri.
Dr. Fledel has served as TAT Technologies Ltd’s CEO since May 2008. Prior to that, between the years 2005 and 2008, Dr. Fledel served as Executive Vice President, Maintenance and Engineering of El-AL Israel Airlines Ltd. From 1998 to 2005, Dr. Fledel served as the Chief Executive Officer of Cyclone Aviation Products Ltd., an Israeli company which serves as the Elbit Systems Group’s design and production center for metal and composite structural aircraft components and parts for leading aerospace companies and OEMs. From 1995 to 1998, Col (Res.). Fledel served as the Depot Commander of the Israeli Air Force.
“We are very greatful to Shaul for his years of service and dedication to Limco and Piedmont. He has positioned the company well for the next steps in our growth strategy. We are honored to now take the lead,” said Limco-Piedmont Co-CEO’s Bob Koch and Udi Netivi.”
About Limco-Piedmont Inc.
Limco-Piedmont Inc. provides maintenance, repair and overhaul, or MRO, services and parts supply services to the aerospace industry. Limco-Piedmont’s four Federal Aviation Administration certified repair stations provide aircraft component MRO services for airlines, air cargo carriers, maintenance

EXHIBIT 99.1
service centers and the military. Limco-Piedmont specializes in MRO services for components of aircraft, such as heat transfer components, auxiliary power units, propellers, landing gear and pneumatic ducting. In conjunction with Limco-Piedmont’s MRO services, Limco-Piedmont is also an original equipment manufacturer of heat transfer equipment for airplane manufacturers and other related products. Limco-Piedmont’s parts services division offers inventory management and parts services for commercial, regional and charter airlines and business aircraft owners.
Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the airline industry, changes in demand for our services and products, the timing and amount or cancellation of orders, the price and continuity of supply of component parts used in our operations, and other risks detailed from time to time in our filings with the Securities Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.